                                EXHIBIT N - 11

                  Market Shares for Gas Companies in the U.S.

                                                       Number of    Portioni of Market Served
                               Illinova's  Illinova's   Larger       by Illinova and Larger
 Parameter       Units         Statistics    Share     Companies            Companies
---------------------------------------------------------------------------------------------
Customers      thousands          400        0.8%          37                  83.4%
Assets         $millions          654        1.1%          29                  77.5%
Revenues       $millions          288        0.9%          36                  82.6%


              Comparison of Illinova Corp. to Large Gas Utilities

                         Number of Utilities          Average Size
                         Necessary for 50% of           of These      Ratio of These Utilities
 Parameter       Units           U.S.                   Utilities             to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands          12                      2,098                  5
Assets         $millions          13                      2,308                  4
Revenues       $millions          14                      1,132                  4


                         Number of Utilities          Average Size
                         Necessary for 80% of           of These      Ratio of These Utilities
 Parameter       Units           U.S.                  Utilities             to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands          34                      1,169                  3
Assets         $millions          33                      1,437                  2
Revenues       $millions          35                        721                  3

                                EXHIBIT N - 11

             Market Shares for Gas Companies in the United States
                          Companies Sorted by Revenue

                                                   Revenue               Share of      Cumulative
Holding Company                                (millions of $)   Rank     Total         Share
-------------------------------------------------------------------------------------------------
PG&E Corp.                                          1,832          1       5.9%           5.9%
Public Service Enterprise Group, Inc.               1,559          2       5.0%          10.9%
Consolidated Natural Gas Co.                        1,507          3       4.8%          15.7%
Houston Industries, Inc.                            1,368          4       4.4%          20.1%
Nicor, Inc.                                         1,229          5       3.9%          24.0%
AGL Resources, Inc.                                 1,195          6       3.8%          27.8%
CMS Energy Corp.                                    1,044          7       3.3%          31.2%
MCN Energy Group, Inc.                                980          8       3.1%          34.3%
Washington Gas Light Co.                              970          9       3.1%          37.4%
Peoples Energy Corp.                                  967         10       3.1%          40.5%
Consolidated Edison, Inc.                             962         11       3.1%          43.6%
National Fuel Gas Co.                                 801         12       2.6%          46.2%
TXU                                                   771         13       2.5%          48.7%
Eastern Enterprises                                   661         14       2.1%          50.8%
New Century Energies, Inc.                            659         15       2.1%          52.9%
Columbia Energy Group, Inc.                           613         16       2.0%          54.8%
NiSource, Inc.                                        604         17       1.9%          56.8%
Niagara Mohawk Holdings, Inc.                         566         18       1.8%          58.6%
ONEOK, Inc.                                           552         19       1.8%          60.4%
Sempra Energy                                         493         20       1.6%          61.9%
Questar Corp.                                         477         21       1.5%          63.5%
Constellation Energy Group, Inc.                      451         22       1.4%          64.9%
Northern States Power Co.                             446         23       1.4%          66.3%
MidAmerican Energy Holdings Co.                       430         24       1.4%          67.7%
Wicor, Inc.                                           429         25       1.4%          69.1%
Indiana Energy, Inc.                                  420         26       1.3%          70.4%
Puget Sound Energy, Inc.                              417         27       1.3%          71.8%
Cinergy Corp.                                         404         28       1.3%          73.1%
NW Natural (Northwest Natural Gas Co.)                404         29       1.3%          74.4%
PECO Energy Co.                                       400         30       1.3%          75.6%
Bay State Gas Co.                                     343         31       1.1%          76.7%
Equitable Resources, Inc.                             333         32       1.1%          77.8%
UGI Corp.                                             314         33       1.0%          78.8%
Alliant Energy Corp.                                  311         34       1.0%          79.8%
Energy East Corp.                                     306         35       1.0%          80.8%
Commonwealth Energy System                            289         36       0.9%          81.7%
Illinova Corp.                                        288         37       0.9%          82.6%

Everyone else combined                              5,421                 17.4%           100%

Total                                              31,216

                                EXHIBIT N - 11

             Market Shares for Gas Companies in the United States
                          Companies Sorted by Assets

                                                    Assets               Share of      Cumulative
Holding Company                                (millions of $)   Rank      Total         Share
-------------------------------------------------------------------------------------------------
PG&E Corp.                                          6,217          1      10.6%          10.6%
Nicor, Inc.                                         3,040          2       5.2%          15.7%
MCN Energy Group, Inc.                              2,662          3       4.5%          20.3%
Consolidated Natural Gas Co.                        2,550          4       4.3%          24.6%
Peoples Energy Corp.                                2,160          5       3.7%          28.3%
CMS Energy Corp.                                    2,007          6       3.4%          31.7%
AGL Resources, Inc.                                 1,946          7       3.3%          35.0%
Washington Gas Light Co.                            1,940          8       3.3%          38.3%
Houston Industries, Inc.                            1,855          9       3.2%          41.4%
Consolidated Edison, Inc.                           1,837         10       3.1%          44.6%
Piedmont Natural Gas Co., Inc.                      1,284         11       2.2%          46.7%
NiSource, Inc.                                      1,280         12       2.2%          48.9%
National Fuel Gas Co.                               1,225         13       2.1%          51.0%
NW Natural (Northwest Natural Gas Co.)              1,222         14       2.1%          53.1%
Puget Sound Energy, Inc.                            1,218         15       2.1%          55.1%
New Century Energies, Inc.                          1,198         16       2.0%          57.2%
Niagara Mohawk Holdings, Inc.                       1,180         17       2.0%          59.2%
Columbia Energy Group, Inc.                         1,009         18       1.7%          60.9%
Eastern Enterprises                                 1,007         19       1.7%          62.6%
Constellation Energy Group, Inc.                      921         20       1.6%          64.2%
Questar Corp.                                         897         21       1.5%          65.7%
PECO Energy Co.                                       878         22       1.5%          67.2%
Indiana Energy, Inc.                                  862         23       1.5%          68.7%
Wicor, Inc.                                           812         24       1.4%          70.0%
MidAmerican Energy Holdings Co.                       798         25       1.4%          71.4%
Cinergy Corp.                                         772         26       1.3%          72.7%
ONEOK, Inc.                                           765         27       1.3%          74.0%
PSC of North Carolina, Inc.                           718         28       1.2%          75.2%
UGI Corp.                                             665         29       1.1%          76.4%
Illinova Corp.                                        654         30       1.1%          77.5%

Everyone else combined                             13,261                 22.5%           100%

Total                                              58,840

                                EXHIBIT N - 11

             Market Shares for Gas Companies in the United States
                    Companies Sorted by Number of Customers

                                                  Customers               Share of      Cumulative
Holding Company                                  (thousands)    Rank       Total          Share
--------------------------------------------------------------------------------------------------
Sempra Energy                                       5,583         1        11.2%          11.2%
PG&E Corp.                                          3,902         2         7.9%          19.1%
Houston Industries, Inc.                            2,107         3         4.2%          23.3%
Nicor, Inc.                                         1,865         4         3.8%          27.1%
Columbia Energy Group, Inc.                         1,763         5         3.6%          30.7%
Consolidated Natural Gas Co.                        1,724         6         3.5%          34.1%
Public Service Enterprise Group, Inc.               1,576         7         3.2%          37.3%
CMS Energy Corp.                                    1,540         8         3.1%          40.4%
AGL Resources, Inc.                                 1,405         9         2.8%          43.2%
TXU                                                 1,385        10         2.8%          46.0%
MCN Energy Group, Inc.                              1,187        11         2.4%          48.4%
MarketSpan Corp.                                    1,143        12         2.3%          50.7%
Consolidated Edison, Inc.                           1,038        13         2.1%          52.8%
New Century Energies, Inc.                          1,034        14         2.1%          54.9%
Southern Union Co.                                  1,006        15         2.0%          56.9%
Peoples Energy Corp.                                  955        16         1.9%          58.8%
UtiliCorp United, Inc.                                828        17         1.7%          60.5%
Washington Gas Light Co.                              800        18         1.6%          62.1%
ONEOK, Inc.                                           749        19         1.5%          63.6%
National Fuel Gas Co.                                 697        20         1.4%          65.0%
NiSource, Inc.                                        694        21         1.4%          66.4%
Questar Corp.                                         648        22         1.3%          67.7%
MidAmerican Energy Holdings Co.                       620        23         1.2%          69.0%
Eastern Enterprises                                   574        24         1.2%          70.1%
Puget Sound Energy, Inc.                              532        25         1.1%          71.2%
Niagara Mohawk Holdings, Inc.                         527        26         1.1%          72.3%
Constellation Energy Group, Inc.                      519        27         1.0%          73.3%
Wicor, Inc.                                           518        28         1.0%          74.4%
Southwest Gas Corp.                                   500        29         1.0%          75.4%
Indiana Energy, Inc.                                  489        30         1.0%          76.3%
NW Natural (Northwest Natural Gas Co.)                465        31         0.9%          77.3%
Piedmont Natural Gas Co., Inc.                        464        32         0.9%          78.2%
Northern States Power Co.                             459        33         0.9%          79.1%
Cinergy Corp.                                         447        34         0.9%          80.0%
Atmos Energy Corp.                                    425        35         0.9%          80.9%
PECO Energy Co.                                       415        36         0.8%          81.7%
PSC of New Mexico                                     413        37         0.8%          82.6%
Illinova Corp.                                        400        38         0.8%          83.4%

Everyone else combined                              8,259                  16.6%           100%

Total                                              49,653